Exhibit 4.3

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE dated as of January 1, 2026 is by and among The Bank of New York Mellon Trust Company, N.A., a national banking association (herein, together with its successors in interest, the “Trustee”), Synovus Financial Corp., a Georgia corporation (“Synovus”), and Pinnacle Financial Partners, Inc. (f/k/a Steel Newco Inc.), a Georgia corporation (the “Company”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Trustee, Synovus and the Company hereby agree as follows:

PRELIMINARY STATEMENTS

The Trustee and Synovus are parties to that certain Indenture dated as of April 19, 2005 (as amended by that certain First Supplemental Indenture, dated as of March 31, 2006, by and between the Trustee and Synovus, the “Indenture”).

As permitted by the terms of the Indenture, Synovus, simultaneously with the effectiveness of this Second Supplemental Indenture, shall merge (referred to herein for purposes of Article XI of the Indenture as the “Merger”) with and into the Company with the Company as the surviving corporation.  The parties hereto are entering into this Second Supplemental Indenture pursuant to, and in accordance with, Articles IX and XI of the Indenture.

SECTION 1.       Definitions.   All capitalized terms used herein that are defined in the Indenture, either directly or by reference therein, shall have the respective meanings assigned them in the Indenture except as otherwise provided herein or unless the context otherwise requires.

SECTION 2.       Interpretation.

(a)	In this Second Supplemental Indenture, unless a clear contrary intention appears:

(i)	the singular number includes the plural number and vice versa;

(ii)	reference to any gender includes the other gender;

(iii)	the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Section or other subdivision;

(iv)
reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Second Supplemental Indenture or the Indenture, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Second Supplemental Indenture or the Indenture;

(v)
reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, as well as any substitution or replacement therefor and reference to any note includes modifications thereof and any note issued in extension or renewal thereof or in substitution or replacement therefor;

(vi)	reference to any Section means such Section of this Second Supplemental Indenture; and

(vii)	the word “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term.

(b)	No provision in this Second Supplemental Indenture shall be interpreted or construed against any Person because that Person or its legal representative drafted such provision.

SECTION 3.       Assumption of Obligations.

(a)
Pursuant to, and in compliance and accordance with, Section 11.01 of the Indenture, the Company hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all of the Debt Securities in accordance with their terms, according to their tenor, and the due and punctual performance and observance of all of the covenants, conditions and obligations of Synovus under the Debt Securities, the Indenture, the Capital Securities Guarantee and the Trust Agreement (as defined below).

(b)
Pursuant to, and in compliance and accordance with, Section 11.02 of the Indenture, the Company succeeds to and is substituted for Synovus, with the same effect as if the Company had originally been named in the Indenture as the Company.

(c)
The Company also succeeds to and is substituted for Synovus with the same effect as if the Company had originally been named in the Amended and Restated Declaration of Trust of the Trust, dated as of April 19, 2005 (the “Trust Agreement”), as Sponsor (as defined in the Trust Agreement).

SECTION 4.       Representations and Warranties.   The Company represents and warrants that (a) it has all necessary power and authority to execute and deliver this Second Supplemental Indenture and to perform the Indenture, (b) that it is the successor of Synovus pursuant to a valid merger effected in accordance with applicable law, (c) that it is a banking corporation organized and existing under the laws of the state of Georgia, (d) that both immediately before and after giving effect to this Second Supplemental Indenture, no Default or Event of Default shall have occurred and is continuing and (e) that this Second Supplemental Indenture is executed and delivered pursuant to Section 9.0l(a) and Article XI of the Indenture and does not require the consent of the Securityholders.

SECTION 5.       Conditions of Effectiveness.   This Second Supplemental Indenture shall become effective simultaneously with the effectiveness of the Merger, provided, however, that:

(a)	the Trustee shall have executed a counterpart of this Second Supplemental Indenture and shall have received one or more counterparts of this Second Supplemental Indenture executed by the Company;

(b)
the Trustee shall have received an Officers’ Certificate stating that (i) the execution of this Second Supplemental Indenture complies with the requirements of Article IX of the Indenture; and (ii) in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the Merger and the execution and delivery of the Second Supplemental Indenture have been complied with;

(c)
the Trustee shall have received an Opinion of Counsel to the effect that (i) all conditions precedent provided for in the Indenture relating to the Merger and the execution of the Second Supplemental Indenture have been complied with; (ii) the execution of this Second Supplemental Indenture complies with the requirements of Article IX of the Indenture and is authorized or permitted by, and conforms to, the terms of Article IX of the Indenture; (iii) it is proper for the Trustee, under the provisions of Article IX of the Indenture, to join in the execution of the Second Supplemental Indenture; and (iv) the Merger and the subsequent assumption permitted under Article XI of the Indenture comply with the provisions of Article XI of the Indenture; and

(d)	the Company and Synovus shall have duly executed and filed with the Secretary of the State of the State of Georgia Articles of Merger and an Agreement and Plan of Merger in connection with the Merger.

SECTION 6.       Reference to the Indenture.

(a)
Upon the effectiveness of this Second Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby.

(b)
Upon the effectiveness of this Second Supplemental Indenture, each reference in the Debt Securities to the Indenture including each term defined by reference to the Indenture shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby.

(c)	The Indenture, as amended and supplemented hereby shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 7.       Execution in Counterparts.   This Second Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

SECTION 8.       Governing Law; Binding Effect.   This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns.

SECTION 9.       The Trustee.   The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the due execution thereof by the Company or the Successor Company.  The recitals of fact contained herein shall be taken as the statements solely of the Company and the Trustee assumes no responsibility for the correctness thereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

SYNOVUS FINANCIAL CORP.

By:	/s/ Andrew J. Gregory, Jr.
Name:	Andrew J. Gregory, Jr.
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ Andrew J. Gregory, Jr.
Name:	Andrew J. Gregory, Jr.
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Melissa Matthews
Name:	Melissa Matthews
Title:	Agent

[Signature Page to Second Supplemental Indenture]